Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James F. Cleary, Jr. and Mary Patricia B. Thompson and each or any one of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement of Form S-1 has been signed below by the following persons on behalf of MWI Veterinary Supply, Inc. and in the capacities and on the dates indicated:

Signature	Title	Date
/s/ JAMES F. CLEARY, JR.	Director, President and Chief Executive	May 12, 2006
James F. Cleary, Jr.	Officer (Principal Executive Officer)
/s/ MARY PATRICIA B. THOMPSON	Vice President, Secretary and Chief	May 12, 2006
Mary Patricia B. Thompson	Financial Officer (Principal Financial
Officer and Principal Accounting Officer)
/s/ KEITH E. ALESSI	Director	May 12, 2006
Keith E. Alessi
/s/ BRUCE C. BRUCKMANN	Director	May 12, 2006
Bruce C. Bruckmann
/s/ A. CRAIG OLSON	Director	May 12, 2006
A. Craig Olson
/s/ JOHN F. MCNAMARA	Director	May 12, 2006
John F. McNamara
/s/ ROBERT N. REBHOLTZ, JR.	Director	May 12, 2006
Robert N. Rebholtz, Jr.